As filed with the Securities and Exchange Commission on June 30, 2009
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

VIASAT, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	33-0174996 (I.R.S. Employer Identification No.)

6155 El Camino Real
Carlsbad, California 92009
(760) 476-2200
(Address of Principal Executive Offices)

ViaSat, Inc. Employee Stock Purchase Plan
(Full Title of the Plan)

Keven K. Lippert, Esq.
Vice President, General Counsel and Secretary
ViaSat, Inc.
6155 El Camino Real
Carlsbad, California 92009
(760) 476-2200
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Craig M. Garner, Esq.
Latham & Watkins LLP
12636 High Bluff Drive, Suite 400
San Diego, California 92130
(858) 523-5400

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Proposed
		Proposed	Maximum
	Amount	Maximum	Aggregate	Amount of
Title of Each Class of	to be	Offering Price	Offering	Registration
Securities to be Registered	Registered (1)	Per Share	Price	Fee
Common stock, $0.0001 par value (2)	750,000 shares	$21.14 (3)	$15,857,812.50	$884.87

(1)	Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable under the above-named plan by reason of any stock split, stock dividend, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of our common stock.

(2)	Covers 750,000 additional shares of our common stock available for issuance under the ViaSat, Inc. Employee Stock Purchase Plan (the “Purchase Plan”) pursuant to an amendment to the Purchase Plan approved by our board of directors and effective July 1, 2009. The Purchase Plan authorizes the issuance of a maximum of 2,250,000 shares of common stock. However, the offer and sale of 1,500,000 shares of common stock, which have been or may be issued under the Purchase Plan, have previously been registered pursuant to prior Form S-8 registration statements (Commission File Nos. 333-21113, 333-40396 and 333-131382).

(3)	The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low prices of ViaSat, Inc. common stock as reported on the Nasdaq Global Select Market on June 24, 2009. Pursuant to the Purchase Plan, which plan is incorporated by reference herein, the purchase price of a share of common stock shall mean an amount equal to 85% of the fair market value of a share of common stock on the first or last day of an offering period, whichever is lower.
Proposed sales to take place as soon after the effective date of the registration statement as awards granted under the above-named plan are granted, exercised and/or distributed.

Item 3. Incorporation of Documents by Reference.
Item 8. Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-10.1
EX-23.1

EXPLANATORY NOTE
     This registration statement on Form S-8 is filed by ViaSat, Inc. (“ViaSat”) to register an additional 750,000 shares of common stock of ViaSat for issuance under the ViaSat, Inc. Employee Stock Purchase Plan. In accordance with Instruction E to Form S-8, the contents of the prior Form S-8 registration statements (Commission File Nos. 333-21113, 333-40396 and 333-131382) are hereby incorporated by reference.
Item 3. Incorporation of Documents by Reference.
     ViaSat hereby incorporates the following documents in this registration statement by reference:
(a)	ViaSat’s Annual Report on Form 10-K for the fiscal year ended April 3, 2009;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by ViaSat’s Annual Report on Form 10-K referred to in clause (a) above; and

(c)	The description of ViaSat common stock set forth in ViaSat’s registration statement on Form 8-A filed with the SEC on November 20, 1996, including any amendment or report filed for the purpose of updating such description.
     In addition, all documents filed by ViaSat pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
     Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.
Item 8. Exhibits.
     The Exhibit Index on page 3 is incorporated herein by reference as the list of exhibits required as part of this registration statement.

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SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on June 30, 2009.

ViaSat, Inc.
By:	/s/ Mark D. Dankberg
Mark D. Dankberg
Chairman and Chief Executive Officer

     Each person whose signature appears below hereby constitutes and appoints Mark D. Dankberg and Keven K. Lippert, jointly and severally, his attorneys-in-fact, each with the full power of substitution, for him in any and all capacities, to sign this registration statement, and any amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark D. Dankberg Mark D. Dankberg	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 30, 2009

/s/ Ronald G. Wangerin Ronald G. Wangerin	Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	June 30, 2009

/s/ Robert W. Johnson
Robert W. Johnson	Director	June 30, 2009

/s/ B. Allen Lay
B. Allen Lay	Director	June 30, 2009

/s/ Jeffrey M. Nash
Jeffrey M. Nash	Director	June 30, 2009

/s/ John P. Stenbit
John P. Stenbit	Director	June 30, 2009

/s/ Michael B. Targoff
Michael B. Targoff	Director	June 30, 2009

/s/ Harvey P. White
Harvey P. White	Director	June 30, 2009

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EXHIBIT INDEX

Exhibit			Incorporated by Reference			Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
5.1	Opinion of Latham & Watkins LLP					X
10.1	ViaSat, Inc. Employee Stock Purchase Plan (As Amended and Restated Effective July 1, 2009)					X
23.1	Consent of PricewaterhouseCoopers LLP					X
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto)					X
24.1	Power of Attorney (see signature page)					X

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